                                                                    Exhibit 28.1

Wachovia Credit Card Master Trust (WACMT)
Excess Spread Analysis - July 2001

                                                                                             Delinquencies
                                             Monthly       Gross        Net
                               Excess        Payment      Portfolio   Charge-    30-59          60-89          90+ days
                               Spread         Rate         Yield       Offs       days           days
                           --------------------------------------------------------------------------------------------------
Series 1991-1
 Jun-01                         3.56%        11.15%       16.95%      6.52%       1.2008%       0.8126%         1.7333%
 Jul-01                         4.90%        11.74%       17.71%      6.21%       1.1600%       0.7986%         1.6685%

Series 1999-2
 Jun-01                         3.58%        11.15%       16.97%      6.52%       1.2008%       0.8126%         1.7333%
 Jul-01                         7.25%        11.74%       19.53%      6.37%       1.1600%       0.7986%         1.6685%

Series 2000-1
 Jun-01                         3.57%        11.15%       16.95%      6.52%       1.2008%       0.8126%         1.7333%
 Jul-01                         4.91%        11.74%       17.71%      6.21%       1.1600%       0.7986%         1.6685%